                                                                    Exhibit 10.1


                                 FIRST AMENDMENT
                             TO FINANCING AGREEMENT
                            AND TO SECURITY AGREEMENT


                  FIRST AMENDMENT, dated as of August 9, 2004 (this "Amendment"), to (i) the Financing Agreement, dated as of April 23, 2004 (as amended, restated or otherwise modified from time to time, the "Financing Agreement"), by and among aaiPharma Inc., a Delaware corporation (the "Parent"), Applied Analytical Industries Learning Center, Inc., a Delaware corporation ("Applied Analytical"), AAI Technologies, Inc., a Delaware corporation ("AAI Technologies"), AAI Properties, Inc., a North Carolina corporation ("AAI Properties"), AAI Japan, Inc., a Delaware corporation ("AAI Japan"), Kansas City Analytical Services, Inc., a Kansas corporation ("Analytical Services"), AAI Development Services, Inc., a Massachusetts corporation ("AAI Development-MA"), aaiPharma LLC, a Delaware limited liability company ("Pharma LLC") and AAI Development Services, Inc., a Delaware corporation ("AAI Development-DE", and together with the Parent, Applied Analytical, AAI Technologies, AAI Properties, AAI Japan, Analytical Services, AAI Development-MA and Pharma LLC, each a "Borrower" and collectively, the "Borrowers"), the financial institutions from time to time party hereto (each a "Lender" and collectively, the "Lenders"), Silver Point Finance, LLC, a Delaware limited liability company ("Silver Point"), as collateral agent for the Lenders (in such capacity, and any successor in such capacity, the "Collateral Agent"), and Bank of America, N.A. ("Bank of America"), as administrative agent for the Lenders (in such capacity, and any successor in such capacity, the "Administrative Agent" and together with the Collateral Agent, each an "Agent" and collectively, the "Agents") and (ii) to the Security Agreement, dated as of April 23, 2004 (as amended, restated or otherwise modified from time to time, the "Security Agreement"), made by each of the Borrowers in favor of the Collateral Agent.

                  WHEREAS, the Borrowers, the Agents and the Lenders wish to amend certain terms and conditions of the Financing Agreement and of the Security Agreement as hereafter set forth;

                  NOW, THEREFORE, the Borrowers, the Agents and the Lenders hereby agree as follows:

                  1. Capitalized Terms. All terms which are defined in the Financing Agreement and not otherwise defined herein are used herein as defined therein.

                  2. Amendments to Financing Agreement.

                           (a) Recitals. The first sentence of the first recital
to the Financing Agreement is hereby amended in its entirety to read as follows:

         "The Borrowers have asked the Lenders to extend credit to the Borrowers consisting of (a) a term loan in the aggregate principal amount of $135,000,000 and (b) a revolving credit facility in an aggregate principal amount not to exceed $15,000,000 at any time outstanding, which will include a subfacility for the issuance of letters of credit."

                           (b) Existing Definitions. The following definitions
in Section 1.01 of the Financing Agreement are hereby amended in their entirety to read as follows:

                           "'Applicable Prepayment Premium' means, as of any date of determination, an amount equal to (a) during the period of time from and after the First Amendment Effective Date up to the date that is the 12 month anniversary of the First Amendment Effective Date, 3.5% times the sum of (i) the amount of the reduction of the Total Revolving Credit Commitment on such date plus (ii) the principal amount of the Term Loan prepaid on such date, (b) during the period of time from and including the date that is the 12 month anniversary of the First Amendment Effective Date up to the date that is the 24 month anniversary of the First Amendment Effective Date, 2.5% times the sum of (i) the amount of the reduction of the Total Revolving Credit Commitment on such date plus (ii) the principal amount of the Term Loan prepaid on such date, (c) during the period of time from and including the date that is the 24 month anniversary of the First Amendment Effective Date up to the date that is the 30 month anniversary of the First Amendment Effective Date, 1.5% times the sum of (i) the amount of the reduction of the Total Revolving Credit Commitment on such date plus (ii) the principal amount of the Term Loan prepaid on such date, and (d) during the period of time from and including the date that is the 30 month anniversary of the First Amendment Effective Date through and including the Final Maturity Date, zero."

                           "'Final Maturity Date' means April 21, 2007, or such earlier date on which any Loan shall become due and payable in accordance with the terms of this Agreement and the other Loan Documents."

                           "'Term Loan' means, collectively, the loans made by the Term Loan Lenders to the Borrowers pursuant to Section 2.01(a)(ii)."

                           (c) New Definitions. The following definitions are
hereby added to Section 1.01 of the Financing Agreement in the appropriate alphabetical order:

                           "'Applicable Incremental Margin' means, from and after the First Amendment Effective Date, 1.50% per annum (the "Initial Margin"); provided, that, so long as no Event of Default (other than those Events of Default waived by the Agents and the Lenders pursuant to the terms of the First Amendment) shall have occurred at any time, the Applicable Incremental Margin may be reduced as follows:

                           (a) If (i) Excess Availability of the Parent and its Subsidiaries (A) as at the end of the fiscal quarter of the Parent and its Subsidiaries ended September 30, 2004 is greater than or equal to $20,000,000 and (B) as at the end of the fiscal quarter of the Parent and its Subsidiaries ended December 31, 2004 is greater than or equal to $15,000,000 and (ii) EBITDA of the Parent and its Subsidiaries for each of the fiscal quarters of the Parent and its Subsidiaries ended September 30, 2004 and December 31, 2004 is greater than or equal to $15,000,000, in each case, as shown on the relevant officer's certificate delivered to the Agents pursuant to Section 7.01(a)(iv), then, commencing on the first day of the first month following the date of the delivery of the financial statements of the Parent and its Subsidiaries for the fiscal quarter of the Parent and its Subsidiaries ended December 31, 2004 (together with the accompanying officer's certificate pursuant to Section 7.01(a)(iv) showing the calculations entitling the Borrowers to such reduction), the Applicable Incremental Margin shall be reduced to 0.75% per annum (it being understood that upon the occurrence of an Event of Default after the date of such reduction, the Applicable Incremental Margin shall be reset at the Initial Margin).

                           (b) If (i) the Applicable Incremental Margin was previously reduced pursuant to clause (a) above and not subsequently increased pursuant to the parenthetical at the end of clause (a) above,
         (ii) Excess Availability of the Parent and its Subsidiaries as at the end of each of the fiscal quarters of the Parent and its Subsidiaries ended March 31, 2005 and June 30, 2005 is greater than or equal to $20,000,000 and (iii) EBITDA of the Parent and its Subsidiaries for each of the fiscal quarters of the Parent and its Subsidiaries ended March 31, 2005 and June 30, 2005 is greater than or equal to $19,000,000, in the case of each of clauses (ii) and (iii), as shown on the relevant officer's certificate delivered to the Agents pursuant to
         Section 7.01(a)(iv), then, commencing on the first day of the first month following the date of the delivery of the financial statements of the Parent and its Subsidiaries for the fiscal quarter of the Parent and its Subsidiaries ended June 30, 2005 (together with the accompanying officer's certificate pursuant to Section 7.01(a)(iv) showing the calculations entitling the Borrowers to such reduction), the Applicable Incremental Margin shall be reduced to 0.25% per annum (it being understood that upon the occurrence of an Event of Default after the date of such reduction, the Applicable Incremental Margin shall be reset at the Initial Margin)."

                           "'Applicable Prepayment Percentage' means, as of any date of determination,

                           (a) Except as set forth in clause (b) below, 100%.

                           (b) So long as (i) no Default or Event of Default shall have occurred and be continuing or would otherwise occur as a result of such Disposition and (ii) the Borrowers are in compliance, on a pro forma basis after giving effect to such Disposition, with the financial covenants set forth in Section 7.03 for the immediately succeeding reporting period of the Parent and its Subsidiaries, the relevant Applicable Prepayment Percentage set forth in the table below opposite the corresponding type of property or assets to be sold, assigned, transferred or otherwise disposed of shall apply:

         -----------------------------------------------------------------------
                Property or Asset            Applicable Prepayment Percentage
                -----------------            --------------------------------
         -----------------------------------------------------------------------
         Capital Stock of Aesgen, Inc.    50% of the Net Cash Proceeds received
                                          from the Disposition thereof in excess
                                          of $2,200,000
         -----------------------------------------------------------------------

         -----------------------------------------------------------------------
                Property or Asset            Applicable Prepayment Percentage
                -----------------            --------------------------------
         -----------------------------------------------------------------------
         Contractual rights to            100% of the Net Cash Proceeds received
         Calcitriol product               from the Disposition thereof in excess
                                          of $5,000,000
         -----------------------------------------------------------------------
         Aircraft                                           0%
         -----------------------------------------------------------------------
         Property or assets subject
         to a Sale and Leaseback
         Transaction                                       50%
         -----------------------------------------------------------------------
         All other property and assets                    100%
         -----------------------------------------------------------------------

                           "'Cash Collateral Account' has the meaning specified therefor in Section 2.05(c)(iii)."


                           "'Disposition Notice Date' has the meaning specified therefor in Section 2.05(c)(vii)."


                           "'Disposition Prepayment Notice' has the meaning specified therefor in Section 2.05(c)(vii)."

                           "First Amendment' means that certain First Amendment to Financing Agreement, dated as of the First Amendment Effective Date, by and among the Loan Parties, the Agents and the Lenders."

                           "First Amendment Effective Date' has the meaning specified therefor in the First Amendment."

                           "'First Amendment to Fee Letter' means that certain First Amendment to Fee Letter, dated as of the First Amendment Effective Date, by and among the Borrowers and the Agents."

                           "Sale and Leaseback Transaction" means any arrangement pursuant to which any Borrower, directly or indirectly, becomes liable as lessee, guarantor, or other surety with respect to any lease (other than a Capitalized Lease), of any equipment or real property (i) which such Borrower or a Subsidiary of such Borrower has sold or transferred (or is to sell or transfer) to a Person who is not a Loan Party or an Affiliate of a Loan Party, or (ii) which such Borrower or such Subsidiary intends to use for substantially the same purpose as other equipment or real property which has been sold or transferred (or is to be sold or transferred) by such Borrower or such Subsidiary to another Person who is not a Loan Party or an Affiliate of a Loan Party in connection with such lease.

                           "'Second Draw Date' means August 13, 2004."

                           (d) Commitments.

                                    (i) Section 2.01(a)(ii) of the Financing
         Agreement is hereby amended in its entirety to read as follows:

                           "(ii) each Term Loan Lender severally agrees to make the Term Loan to the Borrowers, in an aggregate principal amount not to exceed the amount of such Lender's Term Loan Commitment, as follows:

                                    (A) On the Effective Date, an amount equal
                  to such Term Loan Lender's Pro Rata Share of $125,000,000;

                                    (B) On the Second Draw Date, in the case of
                  (1) SPCP Group LLC, $7,678,571.43, (2) Bank of America, N.A., $1,785,714.29, and (3) Goldman Sachs Credit Partners L.P., $535,714.28."

                                    (ii) Section 2.01(b)(ii) of the Financing
         Agreement is hereby amended in its entirety to read as follows:

                           "(ii) The aggregate principal amount of the Term Loan made on the Effective Date and the Second Draw Date shall not exceed the Total Term Loan Commitment. Any principal amount of the Term Loan which is repaid or prepaid may not be reborrowed."

                                    (iii) Section 2.01(b) of the Financing
         Agreement is hereby amended by adding the following new clause (iii) at the end thereof:

                           "(iii) The Lenders shall have no obligation to make any additional Loans if, either immediately before or immediately after giving effect to any such Loan, the aggregate principal amount of the Loans (including interest paid-in-kind) and Letter of Credit Obligations exceeds the amount of Indebtedness that on such date remains available to be incurred by the Parent and its Subsidiaries under clauses (1) and (14) of the definition of 'Permitted Debt' contained in Section 4.09 of the Senior Subordinated Note Indenture (it being understood that the Administrative Agent shall (A) be entitled to rely on the Borrower's representations as to such fact in delivering funding notices, disbursing Loan proceeds and taking other actions with respect to such additional Loans and (B) have no obligation to independently verify such fact)."

                           (e) Making the Loans.

                                    (i) Section 2.02(a) is hereby amended by
         deleting the phrase "the Effective Date" in each of clauses (iii) and
         (v) therein and substituting in lieu thereof the phrase "the Effective Date or the Second Draw Date."

                                    (ii) Section 2.02(c)(i) is hereby amended by
         deleting the phrase "this subsection 2.02(c)" therein and substituting in lieu thereof the phrase "this subsection 2.02(c) and Section 2.01(a)(ii)(B)."

                           (f) Interest.

                                    (i) Section 2.04(a) of the Financing
         Agreement is hereby amended in its entirety to read as follows:

                           "(a) Revolving Loans.

                                    (i) Each Revolving Loan that is a Reference
         Rate Loan shall bear interest on the principal amount thereof from time to time outstanding, from the date of such Loan until such principal amount becomes due, at a rate per annum equal to the sum of (w) the Reference Rate plus 5.25% plus (x) the Applicable Incremental Margin. Each Revolving Loan that is a LIBOR Rate Loan shall bear interest on the principal amount thereof from time to time outstanding, from the date of such Loan until such principal amount is repaid, at a rate per annum equal to the sum of (y) the LIBOR Rate plus 6.25% plus (z) the Applicable Incremental Margin.

                                    (ii) Notwithstanding the foregoing, during
         the period from the First Amendment Effective Date through and including December 31, 2004, the Borrowers may elect to pay-in-kind that portion of the accrued interest on the principal amount of the Revolving Loans calculated at a rate per annum equal to the Applicable Incremental Margin by adding such amount to the outstanding principal balance of the Revolving Loans (inclusive of any interest paid-in-kind theretofore so added) on the first day of each month; provided, that
         (A) no Default or Event of Default shall have occurred and be continuing or would otherwise occur as a result thereof and (B) concurrently therewith, the Administrative Agent establishes and maintains a corresponding reserve to Availability in the amount so elected to be paid-in-kind, which reserve shall be released at such time as the Borrowers pay such amount in cash."

                                    (ii) Section 2.04(b) of the Financing
         Agreement is hereby amended in its entirety to read as follows:

                           "(b) Term Loan.

                                    (i) Each portion of the Term Loan that is a
         Reference Rate Loan shall bear interest on the principal amount thereof from time to time outstanding, from the date of such Loan until such principal amount is repaid, at a rate per annum equal to the sum of (w) the Reference Rate plus 5.25% plus (x) the Applicable Incremental Margin. Each portion of the Term Loan that is a LIBOR Rate Loan shall bear interest on the principal amount thereof from time to time outstanding, from the date of such Loan until such principal amount is repaid, at a rate per annum equal to the sum of (y) the LIBOR Rate plus 6.25% plus (z) the Applicable Incremental Margin.

                                    (ii) Notwithstanding the foregoing, during
         the period from the First Amendment Effective Date through and including December 31, 2004, the Borrowers may elect to pay-in-kind that portion of the accrued interest on the principal amount of the Term Loan calculated at a rate per annum equal to the Applicable Incremental Margin by adding such amount to the outstanding principal balance of the Term Loan (inclusive of any interest paid-in-kind theretofore so added) on the first day of each month; provided, that
         (A) no Default or Event of Default shall have occurred and be continuing or would otherwise occur as a result thereof and (B) concurrently therewith, the Administrative Agent establishes and maintains a corresponding reserve to Availability in the amount so elected to be paid-in-kind, which reserve shall be released at such time as the Borrowers pay such amount in cash."

                           (g) Reduction of Commitments. Section 2.05(a)(ii) is
hereby amended in its entirety to read as follows:

                           "(ii) Term Loan. The Total Term Loan Commitment shall terminate at 5:00 p.m. (New York City time) (A) on the Effective Date, with respect to the aggregate principal amount of the Term Loan to be funded by the Term Loan Lenders on such date pursuant to Section 2.01(a)(ii)(A) and (B) on the Second Draw Date, with respect to the aggregate principal amount of the Term Loan to be funded by the Term Loan Lenders on such date pursuant to Section 2.01(a)(ii)(B)."

                           (h) Mandatory Prepayments.

                                    (i) Section 2.05(c)(iii) is hereby amended
         in its entirety to read as follows:

                           "(iii) Within 3 days of any Disposition by any Loan Party pursuant to Section 7.02(c)(ii), the Borrowers shall, at the election of each Lender in its sole discretion and in accordance with the procedures set forth in Section 2.05(c)(vii), be required to either
         (A) prepay the outstanding principal amount of the Loans of such Lender in accordance with Section 2.05(d) in an amount equal to such Lender's Pro Rata Share of the Applicable Prepayment Percentage of the Net Cash Proceeds received by such Person in connection with such Disposition or
         (B) deposit such Lender's Pro Rata Share of such Net Cash Proceeds into a cash collateral account with a commercial bank designated by the Collateral Agent (the "Cash Collateral Account") (and when so deposited such Net Cash Proceeds shall constitute Collateral for the Obligations then outstanding) for application at a later date to the acquisition of replacement property or assets approved by the Required Lenders for the property or assets so disposed of, provided, that (x) until so applied in accordance with either of clauses (y) or (z) of this clause (iii), such Net Cash Proceeds shall remain in such cash collateral account,
         (y) such Net Cash Proceeds must be applied and such property or assets must be replaced with property or assets approved by the Required Lenders within 360 days after the date of receipt thereof, and (z) upon
         (1) the occurrence and during the continuance of an Event of Default or
         (2) the expiration of such 360 day period, each Lender's Pro Rata Share of such Net Cash Proceeds, if not so applied, shall be applied to the prepayment of such Lender's Loans in accordance with Section 2.05(d). Notwithstanding the foregoing, (xx) the aggregate amount of all Net Cash Proceeds received by the Loan Parties with respect to Sale and Leaseback Transactions not subject to prepayment pursuant to this
         Section 2.05(c)(iii) shall not exceed $10,000,000 in the aggregate during the term of this Agreement, (yy) the Applicable Prepayment Percentage with respect to Dispositions of property or assets identified in clause (b) of the definition of Applicable Prepayment Percentage as "All other property and assets" shall apply only to the extent that the aggregate amount of all Net Cash Proceeds received by all Loan Parties (and not paid to the Administrative Agent as a prepayment of the Loans) shall exceed for all such Dispositions $1,000,000 in any Fiscal Year (provided, further that the aggregate amount of all such Net Cash Proceeds received by all Loan Parties (and not paid to the Administrative Agent as a prepayment of the Loans), when taken together with the aggregate amount of Extraordinary Receipts not subject to prepayment pursuant to Section 2.05(c)(v) shall not exceed $3,000,000 in the aggregate during the term of this Agreement), and (zz) in no event shall the aggregate amount of all Net Cash Proceeds received by all Loan Parties (and not paid to the Administrative Agent as a prepayment of the Loans or otherwise reinvested in replacement assets or properties in accordance with this clause (iii) or otherwise) exceed $5,000,000 during the term of this Agreement. Nothing contained in this clause (iii) shall permit any Loan Party or any of its Subsidiaries to make a Disposition of any property or assets other than in accordance with Section 7.02(c)(ii)."

                                    (ii) The second sentence of Section
         2.05(c)(iv) of the Financing Agreement is hereby amended in its entirety to read as follows:

         "Promptly upon the sale or issuance by any Loan Party or any of its Subsidiaries of any shares of its Capital Stock (other than an Excluded Equity Issuance), and in any event within 1 Business Day thereafter, the Borrowers shall prepay the outstanding amount of the Loans in accordance with Section 2.05(d) in an amount equal to 50% of the Net Cash Proceeds received by such Person in connection with such sale or issuance to the extent that the aggregate amount of Net Cash Proceeds received by all Loan Parties (and not paid to the Administrative Agent as a prepayment of the Loans) shall exceed for all such sales or issuances $30,000,000 during the term of this Agreement."

                                    (iii) Section 2.05(c) of the Financing
         Agreement is hereby amended by adding the following new clauses (vi) and (vii) at the end thereof:

                           "(vi) If on any date the aggregate principal amount of the Loans (including interest paid-in-kind) and Letter of Credit Obligations exceeds the amount of Indebtedness that on such date remains available to be incurred by the Parent and its Subsidiaries under clauses (1) and (14) of the definition of 'Permitted Debt' contained in Section 4.09 of the Senior Subordinated Note Indenture, the Borrowers shall prepay the outstanding amount of the Loans in accordance with Section 2.05(d) in an amount equal to such excess.

                           (vii) Notwithstanding anything to the contrary in this Section 2.05, in the case of each mandatory prepayment described in Section 2.05(c)(iii), the Loan Party making such prepayment shall give the Agents telephonic notice (promptly confirmed in writing) no later than 5 Business Days prior to the date of the applicable Disposition (the "Disposition Notice Date") of the particulars of such Disposition (including the associated Net Cash Proceeds to be received by the Loan Parties) and requesting that the Administrative Agent prepare and provide to each Lender a notice (in form and substance reasonably satisfactory to the Agents) to the effect that such Lender has the right, at its option, to accept or decline its share of such prepayment or to accept a portion thereof and decline the remainder, and setting forth procedures reasonably satisfactory to the

         Agents relating to the exercise of such option (the "Disposition Prepayment Notice"). The Administrative Agent thereupon shall promptly, and within one Business Day of the Disposition Notice Date, prepare and deliver the Disposition Prepayment Notice to the Collateral Agent and such Lenders. Each such Lender shall give written notice to the Agents within 2 Business Days following receipt by such Lender of the Disposition Prepayment Notice, and in accordance with the procedures set forth therein, indicating whether it elects to accept or decline its share of such prepayment (and any failure to give such notice shall be deemed by the Agents an election to accept its share of such prepayment). The amount so declined by such Lender shall be deposited, on the date the prepayment is made, into the Cash Collateral Account. "

                           (i) Application of Mandatory Prepayments. Section
2.05(d)(i) of the Financing Agreement is hereby amended in its entirety to read as follows:

                           "(i) if the proceeds are from (A) any Disposition of any Account Receivable or Inventory, (B) any Extraordinary Receipts arising from an insurance policy or condemnation award solely with respect to Accounts Receivable or Inventory, (C) any Extraordinary Receipts arising from any United States tax refunds received by the Parent or any of its Subsidiaries prior to the First Amendment Effective Date or (D) any event set forth in Section 2.05(c)(vi), such proceeds shall be applied, first, ratably to the Revolving Loans, until paid in full, second, to the Term Loan, until paid in full, and third, ratably to all other Obligations, until paid in full;"

                           (j) Mandatory Prepayments; Interest and Fees.
Section 2.05(e)(i)(A) of the Financing Agreement is hereby amended in its entirety to read as follows:

         "(A) accrued interest (including interest paid-in-kind pursuant to Section 2.04) on the principal amount being prepaid to the date of prepayment and"

                           (k) Letters of Credit. Section 3.01(a) of the
Financing Agreement is hereby amended by deleting the proviso at the end of the first sentence therein and substituting in lieu thereof the following:

         "; provided, however, that (i) the Letter of Credit Obligations outstanding shall not at any time exceed Two Million Five Hundred Thousand Dollars ($2,500,000) (the "Letter of Credit Committed Amount"), (ii) the sum of the aggregate outstanding principal amount of Revolving Loans plus Letter of Credit Obligations outstanding shall not at any time exceed the Total Revolving Credit Commitment, and (iii) the aggregate principal amount of Loans (including interest paid-in-kind) plus Letter of Credit Obligations outstanding shall not at any time exceed the amount of Indebtedness that may be incurred by the Parent and its Subsidiaries under clauses (1) and (14) of the definition of 'Permitted Debt' contained in Section 4.09 of the Senior Subordinated
         Note Indenture."

                           (l) Conditions Precedent to All Loans and Letters of
Credit. Section 5.02(b) of the Financing Agreement is hereby amended by replacing the "and" prior to "(iii)" with a "," and adding the following new clause (iv) at the end thereof:

         "and (iv) after giving effect to such Loan or Letter of Credit, the aggregate principal amount of Loans (including interest paid-in-kind) plus Letter of Credit Obligations outstanding shall not exceed the amount of Indebtedness that may be incurred by the Parent and its Subsidiaries under clauses (1) and (14) of the definition of 'Permitted Debt' contained in Section 4.09 of the Senior Subordinated Note Indenture."

                           (m) Obligations as Senior Debt. Clause (i) of
Section 6.01(kk) of the Financing Agreement is hereby amended by inserting therein the following sentence after the second sentence thereof:

         "The Loan Parties have not, directly or indirectly, created, incurred, issued, assumed, guaranteed, or otherwise become directly or indirectly liable, contingently or otherwise, with respect to any Indebtedness permitted pursuant to clauses (1) or (14) of the definition of 'Permitted Debt' contained in Section 4.09 of the Senior Subordinated
         Note Indenture, other than in respect of the Obligations and other Indebtedness of the Loan Parties that has been repaid in full prior to or on the First Amendment Effective Date."

                           (n) Reporting Requirements. Section 7.01(a)(iv) of
the Financing Agreement is hereby amended by deleting clause (2) in its entirety and substituting in lieu thereof the following:

         "(2) attaching a schedule showing (x) the calculations of the financial covenants specified in Section 7.03 and (y) in connection with the financial statements of the Parent and its Subsidiaries delivered pursuant to Section 7.01(a) for the fiscal quarters ended December 31, 2004 and June 30, 2005, the calculations necessary to determine any reduction to the Applicable Incremental Margin based upon such financial statements and the resulting Applicable Incremental Margin to be applied."

                           (o) Lease Obligations. Section 7.02(f)(i) is hereby
amended in its entirety to read as follows:

         "for the payment of rent for any real or personal property in connection with any Sale and Leaseback Transaction other than Sale and Leaseback Transactions permitted by Section 7.02(c)(ii), or"

                           (p) FTI. Section 7.01(r) of the Financing Agreement
is hereby amended in its entirety to read as follows:

                           "(r) FTI. Continue at all times the retention of FTI Consulting, Inc. (including the retention of Greg Rayburn as Chief Restructuring Officer) pursuant to the letter agreement dated March 19, 2004, between FTI Consulting, Inc. and the Parent; provided, that, if
         (i) Excess Availability of the Parent and its Subsidiaries for each of the fiscal quarters of the Parent and its Subsidiaries ended September 30, 2004 and December 31, 2004 is greater than or equal to $15,000,000, in each case, as shown on the relevant officer's certificate delivered to the Agents pursuant to Section 7.01(a)(iv) and (ii) the Parent and its Subsidiaries have, on or prior to December 31, 2004, implemented annualized cost reductions of $4,000,000 or more in excess of the cost reductions projected to be implemented prior to such date in the Projections delivered by the Loan

         Parties to the Agents and the Lenders on August 4, 2004, then the Parent may terminate the retention of FTI at any time on or after the date of the delivery of the financial statements of the Parent and its Subsidiaries for the fiscal quarter of the Parent and its Subsidiaries ended December 31, 2004."

                           (q) Indebtedness. Section 7.02(b) of the Financing
Agreement is hereby amended by inserting therein the following sentence at the end thereof:

         "Notwithstanding anything to the contrary contained in this Agreement or any other Loan Document, the Loan Parties shall not, directly or indirectly, create, incur, issue, assume, guarantee, or otherwise become directly or indirectly liable, contingently or otherwise, with respect to any Indebtedness permitted pursuant to clauses (1) and (14) of the definition of 'Permitted Debt' contained in Section 4.09 of the Senior Subordinated Note Indenture, other than in respect of the Obligations."

                           (r) Dispositions. Section 7.02(c)(ii) of the
Financing Agreement is hereby amended by (i) deleting the "and" at the end of clause (G) therein, (ii) deleting the proviso at the end of clause (H) therein, and (iii) adding the following new clauses (I) and (J) and new proviso at the end of clause (H) therein:

         ", (I) sell equipment or real property pursuant to Sale and Leaseback Transactions to the extent that the aggregate purchase price of all equipment and real property sold pursuant to Sale and Leaseback Transactions would not exceed $20,000,000 during the term of this Agreement and (J) sell the Parent's contractual rights to its Calcitriol product for a cash purchase price of not less than the fair market value thereof; provided that the Net Cash Proceeds of such Dispositions (x) in the case of clauses (C) and (F) above, do not exceed $2,000,000 in the aggregate during the term of this Agreement and (y) in the case of clauses (C), (F), (I) and (J) above, are paid to the Administrative Agent for the benefit of the Agents, the L/C Issuer and the Lenders if required pursuant to the terms of Section 2.05(c)(iii); and"

                           (s) Financial Covenants. Section 7.03 of the
Financing Agreement is hereby amended in its entirety to read as follows:

                           "Section 7.03 Financial Covenants. So long as any principal of or interest on any Loan, Letter of Credit Obligation or any other Obligation (whether or not due) shall remain unpaid or any Lender shall have any Commitment hereunder, each Loan Party shall not, unless the Required Lenders shall otherwise consent in writing:

                                    (a) Intentionally Omitted.

                                    (b) Leverage Ratio. Permit the Leverage
         Ratio of the Parent and its Subsidiaries as of the end of each period of four (4) consecutive fiscal quarters of the Parent and its Subsidiaries for which the last quarter ends on a date set forth below to be greater than the applicable ratio set forth below:

                    Fiscal Quarter End                   Leverage Ratio
                    ------------------                   --------------

                    September 30, 2004                      2.75:1.00

                    December 31, 2004                       2.75:1.00

                    March 31, 2005                          2.65:1.00

                    June 30, 2005                           2.60:1.00

                    September 30, 2005                      2.50:1.00

                    December 31, 2005                       2.40:1.00

                    March 31, 2006                          2.40:1.00

                    June 30, 2006                           2.40:1.00

                    September 30, 2006                      2.25:1.00

                    December 31, 2006                       2.25:1.00

                    March 31, 2007                          2.25:1.00

                    June 30, 2007                           2.25:1.00

                                    (c) Fixed Charge Coverage Ratio. Permit the
         Fixed Charge Coverage Ratio of the Parent and its Subsidiaries as at the end of each period set forth below to be less than the applicable ratio set forth below:

                                Period               Fixed Charge Coverage Ratio
                                ------               ---------------------------

                    The 1 fiscal quarter period             1.10:1.00
                    ending September 30, 2004

                    The 2 fiscal quarter period             1.10:1.00
                    ending December 31, 2004

                    The 3 fiscal quarter period             1.20:1.00
                    ending March 31, 2005

                    The 4 fiscal quarter period             1.25:1.00
                    ending June 30, 2005

                    The 4 fiscal quarter period             1.30:1.00
                    ending September 30, 2005

                    The 4 fiscal quarter period             1.35:1.00
                    ending December 31, 2005

                    The 4 fiscal quarter period             1.40:1.00
                    ending March 31, 2006

                    The 4 fiscal quarter period             1.40:1.00
                    ending June 30, 2006

                    The 4 fiscal quarter period             1.50:1.00
                    ending September 30, 2006

                                Period               Fixed Charge Coverage Ratio
                                ------               ---------------------------

                    The 4 fiscal quarter period             1.50:1.00
                    ending December 31, 2006

                    The 4 fiscal quarter period             1.50:1.00
                    ending March 31, 2007

                    The 4 fiscal quarter period             1.50:1.00
                    ending June 30, 2007

                                    (d) Excess Availability. Permit Excess
         Availability at any time to be less than an amount equal to the sum of
         (i) (A) prior to the date of the termination of the Total Revolving Credit Commitment for any reason, $5,000,000, and (B) thereafter, $10,000,000 and (ii) 50% times the amount of Specified Costs and Expenses incurred in excess of $2,500,000."

                           (t) Events of Default.

                                    (i) Section 9.01(c)(i) is hereby amended by
         deleting the phrase "(other than Section 7.03(a))" therein and substituting in lieu thereof the phrase "(other than Section 7.03(a) and, during the period from October 1, 2004 through and including November 30, 2004, Section 7.03(d))."

                                    (ii) Section 9.01(c)(iv) is hereby amended
         in its entirety to read as follows:

                                            "(iv) during the period from
         October 1, 2004 through and including November 30, 2004, fail to comply with Section 7.03(d) and, so long as Excess Availability at all times during such failure is greater than the result of (i) $2,500,000 plus
         (ii) 50% times the amount of Specified Costs and Expenses incurred in excess of $2,500,000 minus (iii) the aggregate amount of interest that the Borrower paid in cash during such period that the Borrower could have elected to pay in kind during such period pursuant to Section 2.04(a)(ii) and Section 2.04(b)(ii), such failure continues after November 30, 2004;"

                           (u) Schedules. Each of Schedule 1.01(A),
Schedule 6.01(h), Schedule 6.01(x) and Schedule 7.02(e) to the Financing Agreement is hereby amended by deleting such Schedule in its entirety and substituting in lieu thereof a new Schedule 1.01(A), Schedule 6.01(h), Schedule 6.01(x) and Schedule 7.02(e), each of which is attached hereto as Annex I, Annex II, Annex III and Annex IV, respectively.

                           (v) Exhibit D. The last paragraph of Exhibit D to the
Financing Agreement is hereby amended by replacing the "and" prior to "(iii)" with a "," and adding the following new clause (iv) at the end thereof:

         "and (iv) after giving effect to such Loan or Letter of Credit, the aggregate principal amount of Loans (including interest paid-in-kind) plus Letter of Credit Obligations outstanding shall not exceed the amount of Indebtedness that may be incurred by the

         Parent and its Subsidiaries under clauses (1) and (14) of the definition of 'Permitted Debt' contained in Section 4.09 of the Senior Subordinated Note Indenture."

                  3. Amendment to Security Agreement. Schedule II to the Security Agreement is hereby amended by deleting such Schedule in its entirety and substituting in lieu thereof a new Schedule II, which is attached hereto as Annex V.

                  4. Waiver and Consent.

                           (a) Pursuant to the request of the Loan Parties and
in accordance with Section 12.02 of the Financing Agreement, and subject to the satisfaction of the conditions to effectiveness set forth in Section 5 of this Amendment, the Agents and the Lenders hereby consent to and waive any Event of Default that would otherwise arise under (i) Section 9.01(c)(i) of the Financing Agreement by reason of the failure by the Loan Parties to provide the Agents and the Lenders with timely notice of the filing of applications for registration of the trademarks "AAI Development Services" and "AAI Development Services (and Design)" with the Canadian, Japanese, European Community, Republic of Korea and Taiwanese trademark offices, in each case, in accordance with the terms of the Security Agreement, (ii) Section 9.01(c)(ii) of the Financing Agreement by reason of the failure by the Loan Parties to provide the Agents and the Lenders with timely notice of the events set forth as items 1 and 2 on Annex VI attached hereto in accordance with Sections 7.01(a)(xi) and (xii) of the Financing Agreement, and (iii) Section 9.01(b) of the Financing Agreement by reason of the failure by the Loan Parties to include (A) (1) the Master Lease Agreement, dated May 30, 2001, between the Parent and General Electric Capital Corporation and
(2) the Master Lease Agreement, dated June 28, 2002, by and between the Parent and Gelco Corporation, on Schedule 6.01(x) of the Financing Agreement and (B)
(1) the event set forth as item 3 on Annex VI hereto on Schedules 6.01(h) and 6.01(x) of the Financing Agreement and (2) the intellectual property litigation described on Annex V attached hereto on Schedule II of the Security Agreement.

                           (b) The waivers and consents in this Section 4 shall
be effective only in this specific instance and for the specific purpose set forth herein and do not allow for any other or further departure from the terms and conditions of the Financing Agreement or any other Loan Document, which terms and conditions shall continue in full force and effect.

                  5. Conditions. This Amendment shall become effective only upon satisfaction in full of the following conditions precedent (the first date upon which all such conditions have been satisfied being herein called the "First Amendment Effective Date"):

                           (a) Representations and Warranties; No Event of
Default. The representations and warranties contained herein, in Article VI of the Financing Agreement and in each other Loan Document are true and correct on and as of the First Amendment Effective Date as though made on and as of such date, except to the extent that any such representation or warranty expressly relates solely to an earlier date (in which case such representation or warranty shall be true and correct on and as of such earlier date); and no Default or Event of Default shall have occurred and be continuing on the First Amendment Effective Date either immediately before or after giving effect to this Amendment in accordance with its terms.

                           (b) Delivery of Documents. The Collateral Agent shall
have received on or before the First Amendment Effective Date, the following, each in form and substance reasonably satisfactory to the Collateral Agent and, unless otherwise indicated, dated as of the First Amendment Effective Date:

                                    (i) counterparts of this Amendment, duly
         executed by the Borrowers, the Agents and the Lenders;

                                    (ii) the First Amendment to Fee Letter, duly
         executed by the Borrowers and the Agents;

                                    (iii) an amendment to each Mortgage, in form
         and substance reasonably satisfactory to the Collateral Agent, duly executed by the applicable Loan Party, with respect to each Facility;

                                    (iv) a copy of the resolutions of each Loan
         Party, certified as of the First Amendment Effective Date by an Authorized Officer thereof, authorizing the execution and delivery of this Amendment and the other documents to be executed and delivered by such Person in connection herewith and authorizing the transactions contemplated hereby;

                                    (v) a certificate of an Authorized Officer
         of each Loan Party, certifying the names and true signatures of the representatives of such Loan Party authorized to sign this Amendment and the other documents to be executed and delivered by such Person in connection herewith, together with evidence of the incumbency of such Authorized Officers;

                                    (vi) a certificate of an Authorized Officer
         of each Loan Party, certifying as to the matters set forth in clause
         (a) of this Section 5;

                                    (vii) a certificate of an Authorized Officer
         of the Parent, certifying that, as of the First Amendment Effective Date, (A) neither the Parent nor any of its Subsidiaries had made any prepayments of principal of term loan indebtedness or revolving credit indebtedness (that have resulted in a corresponding permanent reduction of such revolving credit indebtedness) under any Credit Facility (as defined in the Senior Subordinated Note Indenture) from the Net Proceeds (as defined in the Senior Subordinated Note Indenture) of Asset Sales (as defined in the Senior Subordinated Note Indenture) and
         (B) the aggregate amount of Excess Proceeds (as defined in the Senior Subordinated Note Indenture) of the Parent and its Subsidiaries is zero;

                                    (viii) an opinion of in-house counsel for
         the Loan Parties and of Robinson, Bradshaw & Hinson, P.A., counsel to the Loan Parties, as to such matters as the Collateral Agent may reasonably request including, without limitation, that the Loans made pursuant to the Financing Agreement, as amended by this Amendment, constitute "Permitted Debt", "Senior Debt" and "Designated Senior Debt" under the Senior Subordinated Note Indenture or some derivation thereof reasonably satisfactory to the Collateral Agent; and

                                    (ix) such other agreements, instruments,
         approvals, opinions and other documents as the Collateral Agent may reasonably request.

                           (c) Proceedings. All proceedings in connection with
the transactions contemplated by this Amendment, and all documents incidental hereto, shall be reasonably satisfactory to the Collateral Agent and its counsel.

                           (d) Fees, Etc. The Borrowers shall have paid all
fees, costs, expenses and taxes then payable by the Borrowers pursuant to the Financing Agreement and the other Loan Documents, including, without limitation,
Section 2.06 and 12.04 of the Financing Agreement.

                  6. Representations and Warranties. Each Borrower represents and warrants as follows:

                           (a) Organization, Good Standing, Etc. Each Borrower
(i) is a corporation or limited liability company, as the case may be, duly organized, validly existing and in good standing under the laws of the state of its organization other than to the extent that the failure to be in good standing in such state could not reasonably be expected to have a Material Adverse Effect and (ii) has all requisite power and authority to execute, deliver and perform this Amendment, and to perform the Financing Agreement, as amended hereby.

                           (b) Authorization, Etc. The execution, delivery and
performance by each Borrower of this Amendment and the performance by each Borrower of the Financing Agreement, as amended hereby (i) have been duly authorized by all necessary action, (ii) do not and will not violate or create a default under any such Borrower's organizational documents or any applicable law or any material term of any Material Contract, and (iii) except as provided in the Loan Documents, do not and will not result in or require the creation of any Lien upon or with respect to any of such Borrower's property.

                           (c) Governmental Approvals. No authorization or
approval or other action by, and no notice to or filing with, any Governmental Authority or other regulatory body is required in connection with (i) the due execution, delivery and performance by each Borrower of this Amendment or (ii) the performance by each Borrower of the Financing Agreement, as amended hereby.

                           (d) Enforceability of Loan Documents. Each of this
Amendment and the Financing Agreement, as amended hereby, and the other Loan Documents, is a legal, valid and binding obligation of each Borrower party hereto, enforceable against such Borrower in accordance with the terms thereof, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally.

                           (e) Representations and Warranties; No Default. The
representations and warranties contained herein, in Article VI of the Financing Agreement and in each other Loan Document are true and correct on and as of the First Amendment Effective Date as though made on and as of such date, except to the extent that any such representation or warranty expressly relates solely to an earlier date (in which case such representation or warranty shall be true and correct on and as of such earlier date); and no Default or Event of Default shall have occurred and be continuing on the First Amendment Effective Date either immediately before or after giving effect to this Amendment in accordance with its terms.

                  7. Continued Effectiveness of the Financing Agreement.

                           (a) Ratifications. Except as otherwise expressly
provided herein, (i) the Financing Agreement and the other Loan Documents are, and shall continue to be, in full force and effect and are hereby ratified and confirmed in all respects, except that on and after the First Amendment Effective Date (A) all references in the Financing Agreement to "this Agreement", "hereto", "hereof", "hereunder" or words of like import referring to the Financing Agreement shall mean the Financing Agreement as amended by this Amendment and (B) all references in the other Loan Documents to the "Financing Agreement", "thereto", "thereof", "thereunder" or words of like import referring to the Financing Agreement shall mean the Financing Agreement as amended by this Amendment, (ii) to the extent that the Financing Agreement or any other Loan Document purports to pledge to the Collateral Agent, or to grant to the Collateral Agent a security interest in or lien on, any collateral as security for the Obligations, such pledge or grant of a security interest or lien is hereby ratified and confirmed in all respects, and (iii) the execution, delivery and effectiveness of this Amendment shall not operate as an amendment of any right, power or remedy of the Agents or the Lenders under the Financing Agreement or any other Loan Document, nor constitute an amendment of any provision of the Financing Agreement or any other Loan Document.

                           (b) No Waivers. Except as otherwise expressly
provided herein, this Amendment is not a waiver of, or consent to, any Default or Event of Default now existing or hereafter arising under the Financing Agreement or any other Loan Document and the Agents and the Lenders expressly reserve all of their rights and remedies under the Financing Agreement and the other Loan Documents, under applicable law or otherwise.

                           (c) Amendment as Loan Document. Each Borrower
confirms and agrees that this Amendment shall constitute a Loan Document under the Financing Agreement. Accordingly, it shall be an Event of Default under the Financing Agreement if any representation or warranty made or deemed made by any Borrower under or in connection with this Amendment shall have been incorrect in any material respect when made or deemed made or if any Borrower fails to perform or comply with any covenant or agreement contained herein.

                  8. Release. Each Borrower hereby acknowledges and agrees that:
(a) neither it nor any of its Affiliates has any claim or cause of action against any Agent or any Lender (or any of their respective Affiliates, officers, directors, employees, attorneys, consultants or agents) and (b) each Agent and each Lender has heretofore properly performed and satisfied in a timely manner all of its obligations to the Borrowers and their Affiliates under the Financing Agreement and the other Loan Documents. Notwithstanding the foregoing, the Agents and the Lenders wish (and the Borrowers agree) to eliminate any possibility that any past conditions, acts, omissions, events or circumstances would impair or otherwise adversely affect any of the Agents' and the Lenders' rights, interests, security and/or remedies under the Financing Agreement and the other Loan Documents. Accordingly, for and in consideration of the agreements contained in this Amendment and other good and valuable consideration, each Borrower (for itself and its Affiliates and the successors, assigns, heirs and representatives of each of the foregoing)

(collectively, the "Releasors") does hereby fully, finally, unconditionally and irrevocably release and forever discharge each Agent, each Lender and the L/C Issuer and each of their respective Affiliates, officers, directors, employees, attorneys, consultants and agents (collectively, the "Released Parties") from any and all debts, claims, obligations, damages, costs, attorneys' fees, suits, demands, liabilities, actions, proceedings and causes of action, in each case, whether known or unknown, contingent or fixed, direct or indirect, and of whatever nature or description, and whether in law or in equity, under contract, tort, statute or otherwise, which any Releasor has heretofore had or now or hereafter can, shall or may have against any Released Party by reason of any act, omission or thing whatsoever done or omitted to be done on or prior to the First Amendment Effective Date arising out of, connected with or related in any way to this Amendment, the Financing Agreement or any other Loan Document, or any act, event or transaction related or attendant thereto, or the agreements of any Agent or any Lender contained therein, or the possession, use, operation or control of any of the assets of any Borrower, or the making of any Loans or other advances, or the management of such Loans or advances or the Collateral.

                  9. Miscellaneous.

                           (a) Counterparts. This Amendment may be executed in
any number of counterparts and by different parties hereto in separate counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of this Amendment by telefacsimile or electronic mail shall be equally effective as delivery of an original executed counterpart of this Amendment.

                           (b) Headings. Section and paragraph headings herein
are included for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

                           (c) Governing Law. This Amendment shall be governed
by, and construed in accordance with, the laws of the State of New York.

                           (d) Expenses. The Borrowers will pay on demand all
reasonable fees, costs and expenses of the Agents in connection with the preparation, execution and delivery of this Amendment and all documents incidental hereto, including, without limitation, the reasonable fees, disbursements and other charges of Schulte Roth & Zabel LLP, counsel to the Collateral Agent.

                [Remainder of this page intentionally left blank]

                  IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                     BORROWERS:
                                     ---------


                                     AAIPHARMA INC.


                                     By: /s/ Michael W. George
                                         ---------------------------------------
                                         Name: Michael W. George
                                         Title: Executive Vice President and CAO


                                     APPLIED ANALYTICAL INDUSTRIES LEARNING
                                     CENTER, INC.


                                     By: /s/ Gregory S. Bentley
                                         ---------------------------------------
                                         Name: Gregory S. Bentley
                                         Title: Vice President


                                     AAI TECHNOLOGIES, INC.


                                     By: /s/ Gregory S. Bentley
                                         ---------------------------------------
                                         Name: Gregory S. Bentley
                                         Title: Vice President


                                     AAI PROPERTIES, INC.


                                     By: /s/ Gregory S. Bentley
                                         ---------------------------------------
                                         Name: Gregory S. Bentley
                                         Title: Vice President


                                     AAI JAPAN, INC.


                                     By: /s/ Gregory S. Bentley
                                         ---------------------------------------
                                         Name: Gregory S. Bentley
                                         Title: Vice President


                                     KANSAS CITY ANALYTICAL SERVICES, INC.


                                     By: /s/ Gregory S. Bentley
                                         ---------------------------------------
                                         Name: Gregory S. Bentley
                                         Title: Vice President

                                     AAI DEVELOPMENT SERVICES, INC.


                                     By: /s/ Gregory S. Bentley
                                         ---------------------------------------
                                         Name: Gregory S. Bentley
                                         Title: Vice President


                                     AAIPHARMA LLC


                                     By: /s/ Gregory S. Bentley
                                         ---------------------------------------
                                         Name: Gregory S. Bentley
                                         Title: Vice President


                                     AAI DEVELOPMENT SERVICES, INC.


                                     By: /s/ Gregory S. Bentley
                                         ---------------------------------------
                                         Name: Gregory S. Bentley
                                         Title: Vice President

                                     COLLATERAL AGENT:
                                     ----------------


                                     SILVER POINT FINANCE, LLC,
                                     as Collateral Agent


                                     By: /s/ Jeffrey A. Gelfand
                                         ---------------------------------------
                                         Name: Jeffrey A. Gelfand
                                         Title: Chief Financial Officer



                                     ADMINISTRATIVE AGENT:
                                     --------------------


                                     BANK OF AMERICA, N.A.,
                                     as Administrative Agent


                                     By: /s/ Annie Cuenco
                                         ---------------------------------------
                                         Name: Annie Cuenco
                                         Title: Assistant Vice President

                                     LENDERS:
                                     -------


                                     BANK OF AMERICA, N.A.,
                                     as L/C Issuer


                                     By: /s/ Adonis A. Hambrick
                                         ---------------------------------------
                                         Name: Adonis A. Hambrick
                                         Title: Vice President


                                     BANK OF AMERICA, N.A.,
                                     as a Lender


                                     By: /s/ Adonis A. Hambrick
                                         ---------------------------------------
                                         Name: Adonis A. Hambrick
                                         Title: Vice President


                                     SEA PINES FUNDING LLC,
                                     as a Lender


                                     By: /s/ Diana M. Himes
                                         ---------------------------------------
                                         Name: Diana M. Himes
                                         Title: Assistant Vice President


                                     TRS THEBE LLC,
                                     as a Lender


                                     By: /s/ Jay Hopkins
                                         ---------------------------------------
                                         Name: Jay Hopkins
                                         Title: Assistant Vice President


                                     SIL LOAN FUNDING LLC,
                                     as a Lender


                                     By: /s/ James B. Maxwell
                                         ---------------------------------------
                                         Name: James B. Maxwell
                                         Title: Attorney-in-fact


                                     SPCP GROUP LLC,
                                     as a Lender


                                     By: /s/ Jeffrey A. Gelfand
                                         ---------------------------------------
                                         Name: Jeffrey A. Gelfand
                                         Title: Chief Financial Officer

                                     GOLDMAN SACHS CREDIT PARTNERS L.P.,
                                     as a Lender


                                     By: /s/ Robert Wagner
                                         ---------------------------------------
                                         Name: Robert Wagner
                                         Title: Authorized Signatory